SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2001


                             First Financial Bancorp
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             (Exact name of registrant as specified in its charter)


        California                                           94-28222858
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 (State of Incorporation)                             (IRS Employer ID Number)


                                     0-12499
                              ---------------------
                              (Commission File No.)


First Financial Bancorp
701 South Ham Lane, Lodi, California                            95242
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(Address of principal executive offices)                     (Zip Code)


                                 (209)-367-2000
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               Registrant's telephone number, including area code


           -----------------------------------------------------------
           Former name or former address, if changed since last report

Item 5.  Other Events

Press release on the following article:

1. First Financial Bancorp announces second quarter and year to date 2001 earnings

         Lodi, Calif. (Business Wire) - August 2, 2001 - First Financial Bancorp (OTCBB: FLLC) parent company of Bank of Lodi, N.A., today reported net income of $153,000, or $0.09 per diluted share for its second quarter ended June 30, 2001. This compares with net income of $196,000, or $0.12 per diluted share for the second quarter ended June 30, 2000. "The reductions in interest rates during 2001 have exceeded our internal projection and that has had an effect on earnings; however, the Company is ahead of its growth projections. Total assets of the Company are now in excess of $200 million and we are experiencing continued growth in all areas that provide revenue for the Company," noted Leon Zimmerman, President and Chief Executive Officer. "We are pleased that we have been able to continue with our commitment of growth and expansion while providing enhanced products and services for our customers," said Zimmerman.

         For the six months ended June 30, 2001, net income was $408,000, or $0.25 per diluted share. This compares with net income of $542,000, or $0.33 per diluted share for the six months ended June 30, 2000. Total assets of the Company increased $24 million, or 12.9%, to $209 million at June 30, 2001 as compared to $185 million at December 31, 2000.

         First Financial Bancorp is the parent of Bank of Lodi, N.A., a locally owned community bank formed in 1982. Bank of Lodi, N.A. offers financial services via the web at www.bankoflodi.com, by phone at 888-265-8577 or at any one of its eight branches located in the communities of Lodi, Woodbridge, Lockeford, Galt, Plymouth, San Andreas, Elk Grove, and Folsom. Bank of Lodi also offers investment services through its affiliation with Investment Centers of America.

         This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as "believe", "expect", "intend", "anticipate", "estimate", "project", or similar expressions. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, potential future credit experience, perceived opportunities in the market, and statements regarding the Company's mission and vision. The Company's actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements due to a wide range of factors which are set forth in our annual report on Form 10-K on file with the SEC.


                                       END

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:         08/02/01               FIRST FINANCIAL BANCORP
      ------------------------             (Registrant)


                                      /s/ Allen R. Christenson
                                 By:
                                      Allen R. Christenson
                                      Senior Vice President
                                      Chief Financial Officer